EXHIBIT 10.96
ASSIGNMENT OF LEASE AND CONSENT
THIS ASSIGNMENT OF LEASE AND CONSENT (this “Assignment”) is made and entered into as of the ___ day of September, 2009, by and among BROADPOINT GLEACHER SECURITIES GROUP, INC. (Broadpoint Gleacher Securities Group, Inc. or an assignee described in an assignment pursuant to Section 10.8 of the Lease, “Assignor” and “Tenant”) and ONE PENN PLAZA LLC (“Landlord”) and HW1290 III LLC, HWA 1290 IV LLC, AND HWA 1290 V LLC (collectively, “Assignee”).
RECITALS
     A. By Agreement of Lease, dated as of March 21, 1996 (the “Original Lease”), Mid-City Associates (“Mid-City”) did demise and let unto First Albany Companies, Inc. (“FAC”), and FAC did hire and take from Mid-City the entire forty-second (42nd) floor as more particularly identified in the Original Lease (the “42nd Floor Premises”), of the building known as and by the street address of One Penn Plaza, New York, New York (the “Building”);
     B. By a Lease Modification Agreement, dated as of June 17, 1996 and a Second Lease Modification Agreement, dated as of July 12, 1996, and as more particularly provided in such amendments, Mid-City leased to FAC (x) a portion of the forty-first (41st) floor of the Building, as more particularly identified therein and (y) a portion of the fortieth (40th) floor of the Building, as more particularly identified therein (the “Original 40th Floor Premises”);
     C. Landlord succeeded to Mid-City’s interest in the Building;
     D. Pursuant to a Third Amendment of Lease, dated December 1, 1999, and as more particularly provided therein, Landlord leased to FAC an additional portion of the forty-first (41st) floor of the Building as more particularly described therein;
     E. Landlord and FAC entered into a Fourth Amendment of Lease, dated as of August 1, 2000;
     F. Landlord and FAC entered into a Fifth Amendment of Lease, dated as of December 19, 2003, and a Sixth Amendment of Lease, dated as of September 30, 2004 regarding the subleasing by FAC to Wiener Realty Management, LLC (“Weiner”) of certain portions of the Original 40th Floor Premises, as more particularly described therein (the portions not so sublet to Wiener being referred to herein as the “40th Floor Premises” and the 40th Floor Premises collectively with the 42nd Floor Premises, the “Premises”);
     G. FAC changed its name to Broadpoint Securities Group, Inc. (“BSG”);
     H. By a Seventh Amendment of Lease, dated as of June 23, 2008 (the Original Lease as theretofore amended, the “Lease”), Landlord and BSG further modified the Original Lease to provide for the extension of the term of the Lease with respect to the Premises only;
     I. BSG changed its name to Broadpoint Gleacher Securities Group, Inc., referred to herein as Assignor; and

     J. On the date hereof Assignor is entering into a Lease (the “New Lease”) with Landlord’s affiliate, Assignee, for premises in the building located at 1290 Avenue of the Americas, New York, New York (the “New Building”) and as consideration for the New Lease, Assignor has agreed to assign to Assignee and Assignee has agreed to assume the obligations of Assignor under the Lease arising from and after the Effective Date (as hereinafter defined).
     NOW THEREFORE, in consideration of the premises and of the mutual terms and conditions herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
     1. Assignment. Assignor hereby transfers and assigns to Assignee, as of the Effective Date, all of Assignor’s right, title and interest in the Lease.
     2. Acceptance. Assignee hereby accepts the assignment granted herein, and assumes and agrees to make all payments and to perform all other obligations and/or liabilities of Tenant under the Lease accruing from and subsequent to the Effective Date.
     3. Effective Date. The effective date of this Assignment (“Effective Date”) shall be the later of (i) May 30, 2010 and (ii) the thirtieth (30th) day following the date on which Assignee has Substantially Completed Landlord’s Work (as such terms are defined in the New Lease);
     4. Rent Credit. From May 1, 2010 until the Effective Date, Tenant shall not be obligated to pay fixed rent and real estate escalations with respect to the Premises.
     5. Landlord’s Consent. Landlord hereby consents to this Assignment upon the terms and conditions set forth herein. The failure or delay of Landlord in seeking to enforce any provision of the Lease or this Assignment shall not be deemed a waiver of rights or remedies that Landlord may have, or a waiver of any subsequent breach of the terms and provisions therein or herein contained.
     6. Assignor’s Property. Assignor hereby agrees (a) not to remove, on or before the Effective Date, from the Premises any of the fixtures, furnishings or equipment listed on Schedule 1 attached hereto and made a part hereof (such items collectively, the “Remaining FF&E”) and (b) that from and after the Effective Date Assignor shall have no further rights or obligations with respect thereto. Assignor agrees to execute any agreements or documents reasonably requested by Landlord to evidence that Assignor has no further rights to the Remaining FF&E. Assignor hereby represents and warrants to Assignee and Landlord that Assignor owns the Remaining FF&E and no other person or entity has any rights or interests with respect thereto.
     7. Premises. Assignor covenants and represents and warrants to Landlord and Assignee that (a) Assignor is the sole tenant under the Lease and that, except as previously disclosed to Landlord and Assignee (including, without limitation, the sublease to Weiner), Assignor has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Lease, nor shall Assignor do any of the foregoing prior to the Effective Date, (b) there are no persons or entities claiming under Assignor who or which may claim under Assignor any rights with respect to the Premises, or the Remaining FF&E, nor shall Assignor permit any such claim to arise prior to the Effective Date and (c) Assignor has the right,

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power and authority to execute and deliver this Assignment and to perform Assignor’s obligations hereunder and this Assignment is a valid and binding obligation of Assignor enforceable against Assignor in accordance with the terms hereof. The foregoing covenants representations and warranties shall survive the Effective Date.
     8. Landlord’s Release. Subject to Tenant complying with all of the terms hereof, Landlord releases Assignor from any and all liability under or in connection with or related to the Lease, occurring from and after the Effective Date.
     9. Surrender of Premises. On or before the Effective Date, Tenant shall vacate, quit and surrender possession of the Premises in broom clean condition, in good order and condition, ordinary wear and tear excepted with the Remaining FF&E. Notwithstanding the foregoing to the contrary, if Tenant gives Landlord notice prior to the Effective Date that Tenant shall remain in occupancy of the 40th Floor Premises, then Tenant shall be permitted to remain in occupancy thereof for up to three (3) months following the Effective Date as a licensee which license shall be on all of the terms and conditions of the Lease with respect to the 40th Floor Premises notwithstanding the assignment of the Lease contemplated hereby. In such event, Tenant shall give Landlord at least thirty (30) days’ prior notice of the date on which Tenant shall surrender possession of the 40th Floor Premises and such date shall be deemed the expiration date of such license with respect thereto. If Tenant shall fail to vacate the Premises on the Effective Date and/or the 40th Floor Premises on the expiration of the license with respect thereto, if applicable, then the provisions of Section 18.02 of the Lease shall be applicable, notwithstanding that the expiration of the term of the Lease shall not then have occurred and the provisions of Paragraph 4 hereof.
     10. No Modification of Lease. This Assignment shall not modify, waive, or affect any of the terms, covenants or conditions of the Lease, or waive any breach of the Lease or any of the rights of Landlord thereunder, or enlarge Landlord’s obligations under the Lease.
     11. Indemnity. (A) Assignor hereby agrees to indemnify, defend (if requested by Assignee) and hold harmless Assignee from and against any and all claims, demands, actions, proceedings, expenses and costs arising out of, in connection with, or resulting in connection with the Lease occurring prior to or on the Effective Date.
          (B) Assignee hereby agrees to indemnify, defend (if requested by Assignor) and hold harmless Assignor from and against any and all claims, demands, actions, proceedings, expenses and costs arising out of, in connection with, or resulting in connection with the Lease after the Effective Date. In addition, Assignee shall be liable for all transfer taxes and other obligations, if any, imposed in connection with the transaction contemplated by this Assignment.
     12. No Assumption of Liability. The consent hereto by Landlord shall not serve as an admission or assumption of any liability by Landlord or as a representation, warranty or surety as to any representation or undertakings of the Assignor and Assignee, including, without limitation, the timely delivery of the Premises.

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     13. Addresses. Current addresses for notice under the Lease are set forth adjacent to each party’s signature below.
     14. Successors. Except as herein otherwise provided, this Assignment shall be binding upon and inure to the benefit of the parties, and their respective heirs, executors, administrators, successors and assigns.
     15. Attorneys’ Fees. If any party(s) to this Assignment commence an action against another party(s) hereto arising out of or in connection with this Assignment, the prevailing party(s) shall be entitled to recover from the losing party(s) reasonable attorneys fees and costs of suit as part of its Judgment.
     16. Entire Agreement. This Assignment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose. Except as amended or supplemented hereby, the Lease shall remain in full force and effect.
[The next four (4) pages are the signature pages.]

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     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

LANDLORD

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., member

By:	Vornado Realty Trust, general partner

By:	/s/ David R. Greenbaum David R. Greenbaum, President
New York Office Division
c/o Vornado Office Management LLC
888 Seventh Avenue
New York, New York 10019
Attn.: President — New York Office Division
with a copy to:
210 Route 4 East
Paramus, New Jersey 07652
Attn: Executive Vice President — Finance and
Administration, Chief Financial Officer

ASSIGNEE:

HWA 1290 III LLC, a Delaware limited liability company

By:	Hudson Waterfront Associates III, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront III Corporation, a Delaware corporation, its sole general partner

By:	/s/ David R. Greenbaum Name: David R. Greenbaum
Title: President

HWA 1290 IV LLC, a Delaware limited liability company

By:	Hudson Waterfront Associates IV, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront IV Corporation, a Delaware corporation, its sole general partner

By:	/s/ David R. Greenbaum Name: David R. Greenbaum
Title: President

HWA 1290 V LLC, a Delaware limited liability company

By:	Hudson Waterfront Associates V, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront V Corporation, a Delaware corporation, its sole general partner

By:	/s/ David R. Greenbaum Name: David R. Greenbaum
Title: President

c/o Vornado Office Management LLC
888 Seventh Avenue
New York, New York 10019
Attn.: President — New York Office Division
with a copy to:
210 Route 4 East
Paramus, New Jersey 07652
Attn: Executive Vice President — Finance and
Administration, Chief Financial Officer

TENANT:

BROADPOINT GLEACHER SECURITIES GROUP, INC.

By:	/s/ Lee Fensterstock Name: Lee Fensterstock
Title: Chief Executive Officer
if to Tenant, prior to the Office Premises Commencement Date, at:
Broadpoint Securities Group, Inc.
One Penn Plaza
New York, New York 10019
Attn.: Laurence Mascera
with a copy to:
Broadpoint Gleacher Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, New York 10017
Attn: General Counsel

if to Tenant, following the Office Premises Commencement Date, at:
1290 Avenue of the Americas
New York, New York 10104
Attn.: Laurence Mascera
with copies to:
Dechert LLP
1185 Avenue of the Americas
New York, New York 10036
Attn: Sean H. Porter
and
Broadpoint Gleacher Securities Group, Inc.
1290 Avenue of the Americas
New York, New York 10104
Attn.: General Counsel

Schedule 1
Remaining FF&E
(See Attached)

Broadpoint Furniture Inventory
1 Penn Plaza
9/25/09
Chairs/reception/pantry
3 — Folding tables
8 — Misc office chairs
74 — Wood frame/upholstered guest chairs
2 — 3 seat sofas
4 — wing back lounge chairs
2 — coffee tables
2 — 42” round pantry tables
8 — pantry chairs
1 — ‘U” shaped reception desk/Steelcase workstation
Trading desks
125 — 48” wide trading desks with wood end panels and mobile pedestals
10 — Woodtronics 48” wide laminate trading desks
Offices/conference rooms
22 — Wood Desk and returns
4 — Double pedestal executive desks
6 — 36“/42” round wood conference tables with drum bases
1 — 48” x 96” wood conference table
2 — 36” x 72” wood conference table
1 — 120” x 48” conference table
1 — 216” x 60” boardroom table
28 — wood 72” wide lateral file credenzas
4 — 96” wide storage credenzas
14 — high wood bookcase
3 — low wood bookcase
Files
52 — 5H metal lateral files
7 — 3H metal lateral files
14 — 2H metal lateral files
7 — Wood 2H lateral files
1 — Wood 4H lateral file
Workstations
21 — high panel workstations with wood exterior/glass panels overhead storage and pedestal/lateral files, 6’x7’
3 — Low panel workstations with wood exterior
and pedestal/lateral files, 6’x7’
IT room
4 — Desks
4 — Tables